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                      NON-INCENTIVE STOCK OPTION AGREEMENT

          THIS AGREEMENT, made this 9th day of April, 1991 by and between Great Plains Software, Inc., a Minnesota corporation (the "Company"), and Raymond F. Good, a director of the Company (the "Optionee").

          The Company wishes to grant a stock option to the Optionee and has taken all necessary actions to grant the following option.

          Accordingly, in consideration of the agreement hereinafter set forth, the parties hereto hereby agree as follows:

          1.   GRANT OF OPTION

          The Company hereby grants to the Optionee the right and option (an "option") to purchase all or any part of an aggregate of 11,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the price of $5.21 per share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   TERM AND EXERCISE

          (a) This option shall in all events terminate six (6) years from the date of grant.

          (b) Subject to the provisions of subparagraph (c) below, this option may be exercised only as follows: (i) during the first year from the date of grant of this option, this option may not be exercised; (ii) after the date one year from the date of grant, this option may be exercised with respect to one fifth of the total number of shares of Common Stock to which this option relates, (iii) after the date two years from the date of grant, this option may be exercised with respect to an additional one-fifth of the total number of shares of Common Stock to which this option relates; (iv) after the date three years from the date of grant, this option may be exercised with respect to an additional one-fifth of the total number of shares of Common Stock to which this option relates; (v) after the date four years from the date of grant, this option may be exercised with respect to an additional one-fifth of the total number of shares of Common Stock to which this option relates; and (vi) after the date five years from the date of grant, this option may be exercised with respect to the remaining one-fifth of the total number of shares of Common Stock to which this option relates. In the event that the Optionee does not purchase in any of the above-described periods the full number of shares of Common Stock to which he or she is entitled under this option, the Optionee may, subject to the terms and conditions of Section 3 hereof, purchase such remaining shares at any subsequent time during the term of this option. During the lifetime of the Optionee, this


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option shall be exercisable only by the Optionee and shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

          (c) Notwithstanding subparagraph (b) above, this option shall automatically become exercisable in full in the event, and on the date, that the Company enters into any agreement to sell, lease or otherwise dispose of all or substantially all of its assets, or to consolidate or merge into any other corporation or entity.

          3.   EFFECT OF CEASING TO BE A DIRECTOR

          (a) Except as otherwise provided in subparagraphs (b) and (c) below, in the event that the Optionee shall cease to be a director of the Company or its subsidiaries, if any, for any reason, the Board of Directors of the Company may, in its absolute discretion, terminate this option as of the date of such cessation or any date thereafter.

          (b) In the event that the Optionee shall cease to be a director of the Company or its subsidiaries, if any, by reason of his or her gross or willful misconduct during the course of his or her directorship, including but not limited to the commission of a gross misdemeanor or felony, this option shall be terminated as of the date of such misconduct.

          (c) If the Optionee shall die while a director of the Company or a subsidiary, if any, or become disabled (within the meaning of Code Section 22(e)(3)) while a director of the Company or a subsidiary, if any, and the Optionee shall not have fully exercised this option, this option may be exercised at any time within twelve months after such death or disability by the executors, administrators or guardians of the Optionee, as applicable or by any person or persons to whom this option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the Optionee was entitled to purchase under this option on the date of such death or disability, subject to the condition that this option shall not be exercisable after the expiration of the term hereof.

          4.   MANNER OF EXERCISE

          (a) This option can be exercised only by the Optionee or other proper party (as set forth in Section 3 hereof) within the option period by delivering written notice to the Company at its principal office in Fargo, North Dakota, stating the number of shares of Common Stock as to which this option is being exercised and accompanied by payment in full of the option price for all shares designated in the notice.


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          (b)  The Optionee may pay the option price in cash or by bank check, certified check or personal check or, with the approval of the Board of Directors, by delivering to the Company Common Stock owned by him or her (and with the certificates therefor registered in his or her name) having a fair market value equal to the option price. For these purposes, the fair market value of the Common Stock shall be the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or, if the Common Stock is then traded on a national securities exchange, the closing price of the Common Stock on such exchange, or, if the Common Stock is not publicly traded, as otherwise reasonably determined by the Company.

          5.   ADJUSTMENTS

          If the Optionee exercised all or any portion of this option subsequent to any change in the number of shares or character of the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise, the Optionee shall then receive for the aggregate price paid on such exercise of this option the number and type of securities or other consideration which he or she would have received if this option had been exercised prior to the event changing the number or character of outstanding shares.

          6.   SECURITIES LAW MATTERS

          The Optionee hereby represents and agrees that any shares which he may acquire pursuant to the exercise of this option will be acquired for Optionee's own account, for long-term investment purposes and not with a view toward the distribution or sale thereof. Optionee acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise hereof and the issuance of shares to the Optionee upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance. The Optionee acknowledges that the Company is not, and will at no time be, under any obligation to Optionee to register any shares issued upon exercise hereof under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of Optionee in agreeing to issue such shares to Optionee; (c) the transferability of such shares may be subject to restrictions imposed by all applicable federal and state securities laws on unregistered shares and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.


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          7.   RESTRICTION ON TRANSFER OF SHARES

          Optionee shall not sell, transfer, exchange, pledge or otherwise dispose of or encumber any of the shares which the Optionee has acquired pursuant to this option unless Optionee shall first offer to sell such shares to the Company in accordance with Section 8 of this Agreement.

          8.   RIGHT OF FIRST REFUSAL

          If Optionee wishes to dispose of or encumber any of the shares which Optionee has acquired pursuant to this option, Optionee shall deliver written notice to the Company, which notice shall specify the person to whom such shares are to be disposed of or encumbered, the purchase price or other consideration to be received by the Optionee for such shares, and the terms upon which such purchase price or other consideration is to be paid. The delivery of such written notice to the Company shall constitute an irrevocable offer by the Optionee to sell such shares to the Company upon the same terms and conditions as are specified in the notice or, at the Company's option, on the terms and conditions set forth in Section 9 hereof. The Company may accept such offer by delivering a written acceptance to Optionee within 60 days after receipt of the written notice from Optionee. If the Company elects to accept such offer, the purchase of the shares shall be closed within 30 days upon the same terms and conditions as are specified in Optionee's written notice, or upon the terms set forth in Section 9, if the Company selects that option. If the Company elects not to accept such offer or if the Company allows such offer to expire without being accepted, Optionee shall be able to dispose of or encumber such shares on the terms specified in the written notice to the Company to the person identified therein. If such transaction is not consummated within 90 days, such shares shall again be subject to the restrictions and the purchase option described in this Section 8.

          9.   ADDITIONAL REPURCHASE RIGHTS

          (a) Upon the occurrence of any one of the following events (the "Option Events"), the Company shall have the irrevocable right and option to repurchase all, but not less than all, of the shares which Optionee acquired pursuant to this option:

           (i)  In the event of the death of Optionee;

          (ii) In the event that Optionee ceases to be a director of the Company for any reason whatsoever, whether such cessation is voluntary, involuntary, with or without cause;


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          (iii) In the event that Optionee attempts to transfer any of such shares in violation of the provisions of Section 7 hereof; or

          (iv) In the event that persons holding a majority of the outstanding shares of the Company's capital stock notify Optionee, in writing, that they wish to sell their shares to a bona fide third party who has offered to purchase such shares, and Optionee does not within 15 days after receipt of such notice, notify Company and the other shareholders that Optionee will sell shares on substantially the same terms as specified in the notice from the majority shareholders.

The Company shall exercise its repurchase right under this Section 9, if at all, by delivery of a written notice of exercise to Optionee within 60 days after the later of (i) the date of occurrence of the relevant Option Events or (ii) the date that the Company receives notice of the occurrence of such Option Event. The closing of the repurchase of such shares shall take place within 30 days after delivery of the notice of exercise to the Optionee, and at the closing the Company shall make payment of the purchase price for such shares against tender by the Optionee of the certificates evidencing such shares, which certificates shall be duly endorsed in blank.

          (b)   The repurchase price payable for the shares pursuant to this
Section 9 shall be as follows:

          (i) if the date of occurrence of the Option Event is on or before the first anniversary of the date such shares were acquired by exercise of this option (the "Exercise Date"), the repurchase price per share shall be an amount equal to the purchase price per share paid to acquire the shares upon exercise of this option, subject to appropriate adjustment for the occurrence of any event set forth in Section 5 above after the Exercise Date;

          (ii) if the date of occurrence of the Option Event is after the first anniversary of the Exercise Date but on or before the second anniversary of the Exercise Date, the repurchase price per share shall be equal to 60% of Net Sales Per Share (as defined below);

          (iii) if the date of occurrence of the Option Event is after the second anniversary of the Exercise Date but on or before the third anniversary of the Exercise Date, the repurchase price per share shall be equal to 70% of Net Sales Per Share (as defined below); and


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          (iv) if the date of occurrence of the Option Event is after the third anniversary of the Exercise Date, the repurchase price per share shall be equal to 75% of Net Sales Per Share (as defined below).

For purposes of this Section 9(b), "Net Sales Per Share" as of the date of occurrence of the Option Event shall equal the quotient obtained by dividing (i) the net sales of the Company (defined as gross revenues minus returns) for the period made up of the twelve consecutive calendar months immediately preceding the calendar month during which the Option Event occurred, as conclusively shown by the unaudited monthly financial statements of the Company for such twelve months, by (ii) the total number of shares of capital stock of the Company outstanding on the date of occurrence of the Option Events as conclusively shown by the official stock record of the Company.

          10.  LEGEND

          The Optionee agrees that each certificate representing shares which the Optionee (or other proper party as set forth in Section 3 hereof) may acquire pursuant to exercise of this option may be imprinted with a legend describing the transfer restrictions and repurchase rights set forth in this Agreement.

          11.  DEFINITION OF SHARES

          As used in Sections 7, 8 and 9 hereof, references to shares which the Optionee has acquired pursuant to this option shall be deemed to include, in addition to the shares of Common Stock, $.01 par value, described in Section 1 hereof and acquired by Optionee, any securities received in respect of such shares in a stock split, stock dividend, reorganization, reclassification or recapitalization or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets.

          12.  MISCELLANEOUS

          (a) Neither the granting of this option, nor this Agreement nor any action taken pursuant to this Agreement shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain Optionee as a director for any period of time, or at any particular rate of compensation. Optionee shall have none of the rights of a stockholder with respect to shares of Common Stock subject to this option until such shares shall have been issued to him or her upon exercise of this option.

          (b) The Company shall at all times during the term of this option reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Agreement.


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          (c)  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of this option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

          (d) This Agreement shall be construed and enforced in accordance with the laws of the State of North Dakota.

          (e) This Agreement evidences the entire understanding and agreement of the parties hereto relative to the purchase of the shares by the Optionee. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both of the parties hereto.

          (f) The parties hereto agree that the shares relating to this Agreement constitute a unique asset and that it is impossible to measure in money the damages that will accrue to the Company in the event that Optionee fails to comply with the obligations and commitments hereunder. Accordingly, in the event an action is instituted by the Company to enforce the provisions of this Agreement, the Company may proceed by specific performance, and Optionee hereby waives the claim or defense therein that the Company has an adequate remedy at law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

                                   GREAT PLAINS SOFTWARE, INC.


                                   By /s/  Michael A Slette
                                     -------------------------
                                   Its   V.P. Finance
                                     -------------------------

                                     /s/ Raymond F. Good
                                     -------------------------
                                     Raymond F. Good


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